EXHIBIT 32.02

CERTIFICATION BY CHIEF FINANCIAL OFFICER

I, Gregory T. Donovan, certify that (i) the Form 10Q for the quarter ended March 31, 2018 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended March 31, 2018 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

Date: May 15, 2018	THE CAMPBELL FUND TRUST
By: Campbell & Company, LP, Managing Operator

	By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Chief Financial Officer